UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

GRANITE FALLS ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (320) 564-3100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This filing amends and supersedes in its entirety our current report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2007.

Item 5.02 Appointment of Directors

On March 15, 2007, pursuant to the Granite Falls Energy, LLC (the “Company”) Fifth Amended and Restated Operating and Member Control Agreement (“Member Control Agreement”), Fagen, Inc. exercised its right to appoint one of its representatives to the board of governors of the Company. Fagen, Inc. has appointed Mr. Chad Core to fill its appointed seat. Mr. Core will serve at the pleasure of Fagen, Inc.

For the past five years, Mr. Core has served in the U.S. Army as a Counterintelligence Agent and as an Investigative Consultant for the Department of Defense. In 2006, Mr. Core joined Fagen, Inc. in Granite Falls, Minnesota as a fuel ethanol project developer in Fagen, Inc.’s marketing department.

Item 2.02 Results of Operations and Financial Condition

On March 15, 2007, the board of governors announced its intention to make a cash distribution of $100.00 per membership unit for a total distribution of $3,115,600 to its unit holders of record as of April 1, 2007. The cash distribution is subject to approval by the Company’s primary lender, First National Bank of Omaha (the “Bank”). If the distribution is approved by the Bank, the Company expects the distribution to be made on or about April 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: March 28, 2007

/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer